                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential for Use of the Commission Only (as permitted by
      Rule 14a-6[e][2])
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Reg. 240.14a-11(c) or Reg. 240.14a-12

                             BERKSHIRE HATHAWAY INC.
    -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      ..........................................................................

      2) Aggregate number of securities to which transaction applies:

      ..........................................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

      ..........................................................................

      4) Proposed maximum aggregate value of transaction:

      ..........................................................................

      5) Total fee paid:

      ..........................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      ..........................................................................

      2) Form, Schedule or Registration Statement No.:

      ..........................................................................

      3) Filing Party:

      ..........................................................................

      4) Date Filed:

      ..........................................................................

                             BERKSHIRE HATHAWAY INC.
                                1440 KIEWIT PLAZA
                              OMAHA, NEBRASKA 68131

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 29, 2000

TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of the Shareholders of Berkshire Hathaway Inc. will be held at the Omaha Civic Auditorium, 1804 Capitol Avenue, Omaha, Nebraska, on April 29, 2000 at 9:30 a.m. for the following purposes:

     1.   To elect directors.

     2. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 3, 2000 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Corporation at 1440 Kiewit Plaza, Omaha, Nebraska during the ten days prior to the meeting.

     You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Corporation and will be voted as indicated in the accompanying proxy statement and proxy. A return envelope is provided which requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed.

                                             By order of the Board of Directors

                                             FORREST N. KRUTTER, Secretary

Omaha, Nebraska
March 20, 2000


--------------------------------------------------------------------------------

       A SHAREHOLDER MAY REQUEST MEETING CREDENTIALS FOR ADMISSION TO THE MEETING FOR HIMSELF OR HERSELF AND FAMILY MEMBERS BY COMPLETING AND PROMPTLY RETURNING TO THE COMPANY THE MEETING CREDENTIAL ORDER FORM ACCOMPANYING THIS NOTICE. OTHERWISE, MEETING CREDENTIALS MAY BE OBTAINED AT THE MEETING BY PERSONS IDENTIFYING THEMSELVES AS SHAREHOLDERS AS OF THE RECORD DATE. FOR A RECORD OWNER, POSSESSION OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. FOR A BENEFICIAL-BUT-NOT-OF-RECORD OWNER, A COPY OF A BROKER'S STATEMENT SHOWING SHARES HELD FOR HIS OR HER BENEFIT ON MARCH 3, 2000 WILL BE ADEQUATE IDENTIFICATION.

--------------------------------------------------------------------------------

                             BERKSHIRE HATHAWAY INC.
                                1440 KIEWIT PLAZA
                              OMAHA, NEBRASKA 68131

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 29, 2000


     This statement is furnished in connection with the solicitation by the Board of Directors of Berkshire Hathaway Inc. (hereinafter "Berkshire" or the "Corporation") of proxies in the accompanying form for the Annual Meeting of the Shareholders to be held on Saturday, April 29, 2000 and at any adjournment thereof.

     This proxy statement and the enclosed form of proxy were first sent to shareholders on or about March 20, 2000.

     If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

     Solicitation of proxies will be made solely by mail at the Corporation's expense. The Corporation will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

     As of the close of business on March 3, 2000, the record date for the Annual Meeting, the Corporation had outstanding and entitled to vote 1,341,174 shares of Class A Common Stock (hereinafter called "Class A Stock") and 5,385,320 shares (including 6,052 shares held by BankBoston as Agent for holders of unexchanged shares of FlightSafety International, Inc., International Dairy Queen, Inc. and General Re Corporation) of Class B Common Stock (hereinafter called "Class B Stock"). Each share of Class A Stock is entitled to one vote per share and each share of Class B Stock is entitled to one-two-hundredth (1/200) of one vote per share on all matters submitted to a vote of shareholders of the Corporation. The Class A Stock and Class B Stock vote together as a single class. Only shareholders of record at the close of business on March 3, 2000 are entitled to vote at the Annual Meeting or at any adjournment thereof.

     The presence at the meeting, in person or by proxy, of the holders of Class A Stock and Class B Stock holding in the aggregate a majority of the voting power of the Corporation's stock entitled to vote shall constitute a quorum for the transaction of business. A plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question other than election of directors shall decide the question. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other question and accordingly will have no effect.

     Shareholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other shareholders.

1.   ELECTION OF DIRECTORS

     At the 2000 Annual Meeting of Shareholders, a Board of Directors consisting of seven members will be elected, each director to hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

     Each of the current directors of the Corporation is a nominee for reelection. Certain information with respect to nominees for election as directors is contained in the following table:

WARREN E. BUFFETT, age 69, has been a director of the Corporation since 1965 and has been its Chairman and Chief Executive Officer since 1970. Mr. Buffett is a controlling person of the Corporation. He is also a director of The Coca-Cola Company, The Gillette Company and The Washington Post Company.

HOWARD G. BUFFETT, age 45, has been a director of the Corporation since 1993.
     Mr. Buffett is Chairman of the Board of Directors of The GSI Group, a company primarily engaged in the manufacture of agricultural equipment. From 1992 until July 5, 1995, Mr. Buffett had been Vice President, Assistant to the Chairman and a Director of Archer Daniels Midland Company, a company engaged principally in the business of processing and merchandising agricultural commodities. He is also a director of Coca-Cola Enterprises Inc. and Lindsay Manufacturing Co.

SUSAN T. BUFFETT, age 67, has been a director of the Corporation since 1991.
     Mrs. Buffett has not been employed in the past five years.

MALCOLM G. CHACE, age 65, has been a director of the Corporation since 1992. In
     1996 Mr. Chace was named Chairman of the Board of Directors of BankRI, a community bank located in the State of Rhode Island. Prior to 1996 Mr. Chace had been a private investor.

CHARLES T. MUNGER, age 76, has been a director and Vice Chairman of the Corporation's Board of Directors since 1978. He is Chairman of the Board of Directors and Chief Executive Officer of Wesco Financial Corporation, approximately 80%-owned by the Corporation. Mr. Munger is also Chairman of the Board of Directors of Daily Journal Corporation and a director of Costco Wholesale Corporation.

RONALD L. OLSON, age 58, was elected a director in 1997. For more than the past five years, he has been a partner in the law firm of Munger, Tolles & Olson LLP. He is also a director of Edison International, Western Asset Trust, Inc. and Pacific American Income Shares Inc.

WALTER SCOTT, JR., age 68, has been a director of the Corporation since 1988.
     For more than the past five years, he has been Chairman of the Board of Directors of Level 3 Communications, Inc., a successor to certain businesses of Peter Kiewit Sons' Inc. which is engaged in telecommunications and computer outsourcing. He is also a director of Burlington Resources Inc., Commonwealth Telephone Enterprises, Inc., ConAgra, Inc., Peter Kiewit Sons', Inc., RCN Corporation, U.S. Bancorp and Valmont Industries Inc.

     Warren E. Buffett and Susan T. Buffett are husband and wife. Howard G. Buffett is the son of Warren and Susan Buffett. Otherwise, there is no family relationship between any other officer or director of the Corporation.

     Ronald L. Olson, who was elected to the Board of Directors on July 31, 1997, is a partner of the law firm of Munger, Tolles & Olson LLP. Munger, Tolles & Olson LLP rendered legal services to the Company and its subsidiaries in 1999 and is expected to render services in 2000.

       When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the seven nominees identified above. The Corporation expects each nominee to be able to serve if elected, but if any notifies the Corporation before this meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.


       BOARD OF DIRECTORS MEETINGS, COMMITTEES AND DIRECTORS COMPENSATION

     Board of Directors' actions were taken in 1999 at the Annual Meeting of Directors that followed the 1999 Annual Meeting of Shareholders, at one special meeting and upon two occasions by Directors' unanimous written consent. Except for Mr. Chace, who did not attend the special meeting of directors, each director attended all meetings of the Board and of the Committees of the Board on which they served.

     Mr. Scott is the member of the audit committee. The functions of the audit committee are to select the independent auditors; review the results of the annual audit; inquire into important internal control, accounting and financial reporting matters; and report and make recommendations to the full Board of Directors. The audit committee met once during 1999. The Corporation does not have standing nominating or compensation committees of the Board of Directors.

     Directors who are employees of the Corporation or its subsidiaries do not receive fees for attendance at directors' meetings. Directors who are not employees receive a fee of $900 for each meeting attended in person and $300 for participating in any meeting conducted by telephone. A director who serves as a member of the audit committee receives additional fees of $1,000 quarterly. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of directors or shareholders.


                             EXECUTIVE COMPENSATION

     The following table discloses the compensation received for the three years ended December 31, 1999 by the Corporation's Chief Executive Officer and its other executive officers.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION         ALL
       NAME AND                                -------------------        OTHER
  PRINCIPAL POSITION                  YEAR      SALARY       BONUS    COMPENSATION
---------------------                 ----     --------      -----    ------------
Warren E. Buffett                     1999     $100,000        --       $237,750(2)
  Chief Executive Officer/            1998      100,000        --        176,600(2)
   Chairman of the Board              1997      100,000        --        198,000(2)

Marc D. Hamburg                       1999      331,250        --         10,000(3)
  Vice President/Chief                1998      306,250        --         10,000(3)
   Financial Officer                  1997      281,250        --          9,500(3)

Charles T. Munger (1)                 1999      100,000        --           --
  Vice Chairman of the Board          1998      100,000        --           --
                                      1997      100,000        --         81,300(2)

-----------------

(1)  Mr. Munger is compensated by a Berkshire subsidiary.

(2) Represents the value of directors' fees received by Mr. Buffett and Mr. Munger in cash or deferred phantom equity interests from certain non-subsidiary companies in which Berkshire has significant investments.

(3) Represents contribution to a subsidiary's defined contribution plan in which Mr. Hamburg participates.

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     Berkshire's program regarding compensation of its executive officers is different from most public corporations' programs. Mr. Warren E. Buffett recommends to the Board of Directors the amount of his proposed remuneration and he sets the remuneration of Berkshire's other executive officers (including both salary and bonus). Mr. Buffett has been paid an annual salary of $100,000 for each of the last 18 years. Factors considered by the Board of Directors and Mr. Buffett are typically subjective, such as their perception of the individual's performance and any planned change in functional responsibility. Neither the profitability of the Corporation nor the market value of its stock are considered in setting executive officer remuneration (including both salary and bonus). Further, it is the Corporation's policy that all compensation paid to its executive officers be deductible under Internal Revenue Code Section 162(m).

                     Submitted by the Berkshire Hathaway Inc. Board of Directors

                     Warren E. Buffett, Chairman       Charles T. Munger
                     Susan T. Buffett                  Ronald L. Olson
                     Howard G. Buffett                 Walter Scott, Jr.
                     Malcolm G. Chace



                             STOCK PERFORMANCE GRAPH

     The following chart compares the subsequent value of $100 invested in Berkshire Hathaway Inc. common stock on December 31, 1994 with a similar investment in the Standard and Poor's 500 Stock Index and in the Standard and Poor's Property - Casualty Insurance Index.

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN*


                                                       1994    1995    1996    1997    1998    1999
                                                       ----    ----    ----    ----    ----    ----
Berkshire Hathaway Inc.                                $100    $159    $167    $226    $343    $275
S&P 500 Property-Casualty Insurance Index **            100     135     165     239     223     166
S&P 500 Index                                           100     138     169     225     290     351


 * Cumulative return for the Standard and Poor's indices based on reinvestment of dividends.

** It would be difficult to develop a peer group of companies similar to Berkshire. The Corporation owns subsidiaries engaged in a number of diverse business activities of which the most important is the property and casualty insurance business and, accordingly, management has used the Standard and Poor's Property - Casualty Insurance Index for comparative purposes.


                               BOARD OF DIRECTORS
                      INTERLOCKS AND INSIDER PARTICIPATION

     Warren E. Buffett, Chairman of Berkshire's Board of Directors, is an employee of the Corporation. Charles T. Munger, Vice Chairman of Berkshire's Board of Directors, is employed by a Berkshire subsidiary.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Warren E. Buffett, whose address is 1440 Kiewit Plaza, Omaha, NE 68131, a nominee for director, is the only person known to the Corporation to be the beneficial owner of more than 5% of the Corporation's Class A or Class B Stock. Beneficial ownership of the Corporation's Class A and Class B Stock on February 29, 2000 by Mr. Buffett and by any other executive officers and directors of the Corporation who own shares is shown in the following table:

                                                                                PERCENTAGE      PERCENTAGE
                                                                PERCENTAGE     OF AGGREGATE    OF AGGREGATE
                                                              OF OUTSTANDING   VOTING POWER      ECONOMIC
                                              SHARES             STOCK OF       OF CLASS A       INTEREST
                           TITLE OF CLASS   BENEFICIALLY        RESPECTIVE          AND         OF CLASS A
         NAME                OF STOCK        OWNED (1)           CLASS (1)     CLASS B(1)      AND CLASS B(1)
         ----              --------------   ------------      --------------   ------------    --------------
Warren E. Buffett             Class A          477,166(2)           35.6
                              Class B             --                 *              34.9(3)          31.4

Susan T. Buffett              Class A           34,478(2)            2.6
                              Class B               21(2)            *               2.5(3)           2.3

Howard G. Buffett             Class A               14               *
                              Class B               33               *               *                *

Malcolm G. Chace              Class A            2,020(4)            0.2
                              Class B               83(4)            *               0.1              0.1

Charles T. Munger             Class A           18,011               1.3
                              Class B             --                 *               1.3              1.2

Ronald L. Olson               Class A               90               *
                              Class B              300               *               *                *

Walter Scott, Jr              Class A              100(5)            *
                              Class B             --                 *               *                *

Directors and executive       Class A          531,879              39.7
officers as a group           Class B              437               *              38.8             35.0

*    less than 0.1%.

(1) Beneficial owners exercise both sole voting and sole investment power unless otherwise stated. Class A Stock is convertible into thirty shares of Class B Stock at the option of the shareholder. As a result, pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, a shareholder is deemed to have beneficial ownership of the shares of Class B Stock which such shareholder may acquire upon conversion of the Class A Stock. In order to avoid overstatement, the amount of Class B Stock beneficially owned does not take into account such shares of Class B Stock which may be acquired upon conversion (an amount which is equal to 30 times the number of shares of Class A Stock held by a shareholder). The percentage of outstanding Class B Stock is based on the total number of shares of Class B Stock outstanding as of March 3, 2000 (5,385,320 shares) and does not take into account shares of Class B Stock which may be issued upon conversion of Class A Stock.

(2) Includes 474,998 shares owned directly and beneficially by Warren E. Buffett, and 2,168 shares owned by three trusts of which Mr. Buffett is sole trustee but with respect to which Mr. Buffett disclaims any beneficial economic interest. Mr. Buffett shares investment and voting power with respect to 34,478 Class A shares and 21 Class B shares owned by Susan T. Buffett

(3) Mr. and Mrs. Buffett have entered into a voting agreement with Berkshire providing that, should the combined voting power of shares held by Mr. and Mrs. Buffett and the trusts exceed 49.9% of Berkshire's total voting power, they will vote those shares in excess of that percentage proportionately with votes of the other Berkshire shareholders.

(4) Includes 471 Class A shares and 55 Class B shares for which Mr. Chace has sole investment and voting power. Also includes 1,549 Class A shares and 28 Class B shares held by various trusts of which Mr. Chace is a trustee. Excluded are 772 Class A shares in which Mr. Chace has a pecuniary interest but with respect to which he possesses neither investment power nor voting power, and also does not include 54 Class A shares owned by Elizabeth Z. Chace, wife of Mr. Chace.

(5) Does not include 10 Class A shares owned by Suzanne M. Scott, wife of Walter Scott, Jr.

               SECTION 16(a) BENEFICIAL OWNER REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during 1999 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

3.   OTHER MATTERS

     As of the date of this statement your management knows of no business to be presented to the meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last shareholders' meeting, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any shareholder proposal about which the Corporation did not receive timely notice.

     Deloitte & Touche served as the Corporation's independent public accountants for 1999. Representatives from that firm will be present at the meeting of shareholders, will be given the opportunity to make a statement if they so desire, and will be available to respond to any appropriate questions. The Corporation has not selected auditors for the current year, since its normal practice is for the Audit Committee of the Board of Directors to make such selection later in the year.

                                  ANNUAL REPORT

     The Annual Report to the Shareholders for 1999 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material.

     A COPY OF THE 1999 FORM 10-K REPORT AS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, WILL BE MAILED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: FORREST N. KRUTTER, SECRETARY, BERKSHIRE HATHAWAY INC., 1440 KIEWIT PLAZA, OMAHA, NEBRASKA 68131. SUCH REQUEST MUST SET FORTH A GOOD-FAITH REPRESENTATION THAT THE REQUESTING PARTY WAS EITHER A HOLDER OF RECORD OR A BENEFICIAL OWNER OF CLASS A OR CLASS B STOCK OF THE CORPORATION ON MARCH 3, 2000. EXHIBITS TO THE FORM 10-K WILL BE MAILED UPON SIMILAR REQUEST AND PAYMENT OF SPECIFIED FEES. THE 1999 FORM 10-K IS ALSO AVAILABLE THROUGH THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE (HTTP://WWW.SEC.GOV).

                            PROPOSALS OF SHAREHOLDERS

     Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2000 Annual Meeting must be received by the Corporation by November 20, 2000. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail -- return receipt requested. Shareholders who intend to present a proposal at the 2000 Annual Meeting without including such proposal in the Corporation's proxy statement must provide the Corporation notice of such proposal no later than February 3, 2001. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                             By order of the Board of Directors

                                             FORREST N. KRUTTER, Secretary

Omaha, Nebraska
March 20, 2000

P
R
O
X
Y

                             BERKSHIRE HATHAWAY INC.
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Marc D. Hamburg and Walter Scott, Jr., or either of them, as proxies, with power of substitution to each proxy and substitute, to vote the Class A Common Stock (CLA) and Class B Common Stock
(CLB) of the undersigned at the 2000 Annual Meeting of Shareholders of Berkshire Hathaway Inc. and at any adjournment thereof, as indicated on the reverse hereof on the proposal for Election of Directors and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting.

         IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ELECTING ALL NOMINEES.

                  PLEASE SIGN ON REVERSE SIDE AND MAIL PROMPTLY
                            IN THE ENCLOSED ENVELOPE

[SEE REVERSE]                                                      [SEE REVERSE]
[   SIDE    ]                                                      [   SIDE    ]


=================================



        PLEASE MARK
  [ X ] VOTES AS IN
        THIS EXAMPLE.


1. Election of Directors:

NOMINEES: Warren E. Buffett, Charles T. Munger, Susan T. Buffett, Howard G. Buffett, Malcolm G. Chace, Ronald L. Olson and Walter Scott, Jr.

                    FOR           WITHHELD
                    ALL           FROM ALL
           [  ]  NOMINEES         NOMINEES



[  ]
--------------------------------------------------------
FOR, EXCEPT VOTE WITHHELD FROM THE ABOVE NOMINEE(S).


MARK HERE
FOR ADDRESS
CHANGE AND
NOTE AT LEFT      [  ]

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS
ATTORNEY, EXECUTOR, TRUSTEE OR IN REPRESENTATIVE CAPACITY,
SIGN NAME AND TITLE.

SIGNATURE: _____________________________________  DATE _______________
SIGNATURE: _____________________________________  DATE _______________